Exhibit 10.10

SECURITY AGREEMENT

dated as of June 18, 2015

by and among

HARVEST NATURAL RESOURCES, INC.,

as the Company and a Grantor,

and

Certain Subsidiaries of the

Company,

as Grantors,

in favor of

CT Energy Holding SRL,

as the Collateral Agent

Table of Contents

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Table of Contents

(continued)

SCHEDULES:

Schedule 3.5	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 3.7	Commercial Tort Claims
Schedule 3.8	Deposit Accounts and Securities Accounts
Schedule 3.9	Intellectual Property
Schedule 3.11	Investment Property and Partnership/LLC Interests
Schedule 3.12	Instruments

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This SECURITY AGREEMENT (this “Agreement”), dated as of June 18, 2015, is made by HARVEST NATURAL RESOURCES, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively with the Company, the “Grantors”), in favor of CT Energy Holding SRL, as collateral agent for the holders of the Obligations under, and as defined in, the SPA (as defined below) (the “Collateral Agent”).

RECITALS

WHEREAS, pursuant to the terms of the Securities Purchase Agreement dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “SPA”), by and among the Company, the other Grantors party thereto and CT Energy Holding SRL, in its capacities as investor (the “Investor”) and as Collateral Agent, the Investor has agreed to purchase the Notes (as defined therein) from the Company upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the terms of the Guaranty Agreement dated of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), the Subsidiaries of the Company party hereto have guaranteed, and Additional Guarantors (as defined therein) that are domestic Subsidiaries of the Company may in the future agree to guarantee, the Guaranteed Obligations (as defined therein); and

WHEREAS, it is a condition precedent to the obligation of the Investor to purchase the Notes pursuant to the SPA that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Investor to enter into the SPA and to purchase the Notes from the Company pursuant to the SPA, the Grantors hereby jointly and severally agree with the Collateral Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1    Terms Defined in the Uniform Commercial Code

(a)The following terms when used in this Agreement shall have the meanings assigned to them in the UCC as in effect from time to time:  “Accession”, “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter-of-Credit Right”, “Manufactured Home”, “Proceeds”, “Record”, “Registered Organization”, “Securities Account”, “Securities Intermediary”, “Security”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”

(b)Terms defined in the UCC and not otherwise defined herein or in the SPA or Guaranty shall have the meaning assigned in the UCC as in effect from time to time.

(c)If any term used herein has a meaning assigned to it in the UCC and such term is defined in Article 9 of the UCC differently than how such term is defined in another Article of the UCC, then such term shall have the meaning assigned thereto in Article 9 of the UCC.

Section 1.2    Definitions.  The following terms when used in this Agreement shall have the meanings assigned to them below:

“Additional Grantor” means each domestic Subsidiary of the Company that hereafter becomes a Grantor pursuant to the SPA.

 “Agreement” means this Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Collateral” has the meaning assigned thereto in Section 2.1.

“Collateral Account” has the meaning assigned thereto in Section 5.2.

“Company” has the meaning assigned thereto in the Preamble of this Agreement.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Controlled Depositary” has the meaning assigned thereto in Section 4.5.

“Controlled Intermediary” has the meaning assigned thereto in Section 4.5.

“Copyright License” means any agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.9, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights” means, collectively, all of the following of any Grantor: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.9 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account Control Agreement” has the meaning assigned thereto in Section 3.3.

“Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Collateral Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance reasonably satisfactory to the Collateral Agent.

“Excluded Assets” means (a) any lease, license, contract, document, instrument or agreement to which any Grantor is a party, to the extent that the creation of a Lien on such assets would, under the express terms of such lease, license, contract, document, instrument or agreement, result in a breach of the terms of, or constitute a default under, such lease, license, contract, document, instrument or agreement (other than to the extent that any such term has been waived or would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law); provided that, (x) immediately upon the ineffectiveness, lapse or termination of any such express term, such assets shall automatically cease to constitute “Excluded Assets” and (y) this clause shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in any corresponding Account or any corresponding money or other amounts due and payable to any Grantor or to become due and payable to any Grantor under any such lease, license, contract, document, instrument or agreement; (b) any property that is subject to a purchase money Lien or a Capitalized Lease Obligation permitted under the SPA if the agreement pursuant to which such Lien is granted (or the document providing for such Capitalized Lease Obligation) prohibits or requires the consent of any Person other than the Company and/or its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property (other than to the extent that such prohibition or requirement would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law); provided that, immediately upon receipt of such consent or the ineffectiveness, lapse or termination of such prohibition or requirement, such assets shall automatically cease to constitute “Excluded Assets”; (c) Equity Interests in any Person that is not a Wholly Owned Subsidiary of a Grantor, to the extent a Lien thereon is prohibited by or requires consent under the organizational documents of such Person and such consent has not been obtained; (d) any Equity Interests in excess of (65%) of the issued and outstanding voting capital stock of any Subsidiary that is a CFC, a direct or indirect Subsidiary of a CFC, or a Subsidiary that has no material assets other than capital stock of one or more CFCs; (e) payroll accounts, trust accounts, employee benefit accounts and zero-balance disbursement accounts (that are not collection accounts); (f) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act of an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (g) any other property, to the extent the granting of a Lien therein is prohibited by any applicable Law (other than to the extent that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 or other applicable provisions of the UCC of any relevant jurisdiction or any other applicable Law); provided that, immediately upon the ineffectiveness, lapse or termination of such prohibition, such property shall automatically cease to constitute “Excluded Assets”; (h) any obligation or property of any kind due from, owed by or belonging to any Blocked Person; (i) any Vessels; (j) any motor vehicles or other assets subject to certificates of title; (k) any Manufactured Homes; (l) any assets of any Grantor that are subject to a Lien permitted pursuant to the SPA to the extent the documents relating to such Lien would not permit such asset to be subject to the security interest created hereby and (m) any assets of any Grantor where the Collateral Agent and the Company determine that the cost of obtaining or perfecting a Lien in such assets is excessive in relation to the value afforded thereby.

Notwithstanding the foregoing, (x) Excluded Assets shall not include the Proceeds, products, substitutions or replacements of any Excluded Assets (except to the extent that such Proceeds, products, substitutions or replacements shall themselves constitute Excluded Assets) and (y) in the event that any property ceases to constitute Excluded Assets, then immediately upon such property ceasing to constitute Excluded Assets for any reason, such property shall be deemed at all times from and after the date hereof to constitute Collateral without any further action hereunder.

“Grantors” has the meaning assigned thereto in the Preamble of this Agreement.

“Intellectual Property” means, collectively, all of the following of any Grantor: (a)  all systems software and applications software, all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing, (b) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, (c) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (d) other licenses to use any of the items described in the foregoing clauses (a), (b), and (c).

“Issuer” means any issuer of any Collateral consisting of Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).

“Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership interest, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership, limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement, membership agreement, limited liability company agreement or operating agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

“Patent License” means any agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.9.

“Patents” means collectively, all of the following of any Grantor: (a) all patents, all inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.9, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.

“Securities Account Control Agreement” has the meaning assigned thereto in Section 3.3.

“Security Interests” means the security interests granted pursuant to Article II.

“SPA” has the meaning assigned thereto in the Recitals to this Agreement.

“Specified Deposit Account” means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (b) so long as no Default or Event of Default has occurred and is continuing, Deposit Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Deposit Accounts for which control agreements have not been obtained (other than those specified in clause (a)), do not exceed $1,000,000 at any time.

“Specified Investment Property” means, collectively, (a) Securities Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (b) so long as no Default or Event of Default has occurred and is continuing, Securities Accounts with amounts or investments on deposit that, when aggregated with the amounts on deposit in all other Securities Accounts for which control agreements have not been obtained (other than those specified in clause (a)), do not exceed $1,000,000 at any time.

“Trademark License” means any agreement now or hereafter in existence providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.9.

“Trademarks” means, collectively, all of the following of any Grantor: (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade styles, service marks, logos, other business identifiers, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, including, without limitation, those listed on Schedule 3.9, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided,  however, that in the event that, by reason of mandatory provisions of any applicable Law, any of the attachment, perfection or priority of the Collateral Agent’s Security Interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vessel” means any watercraft or artificial contrivance used, or capable of being used, as a means of transportation on water (including any “documented vessel” as defined in 46 U.S.C. Section 106) or similar asset that is covered by a certificate of title under any applicable Law and which cannot be perfected solely by a financing statement filed pursuant to the UCC and is not a motor vehicle.

Section 1.3    Other Definitional Provisions.

(a)Terms defined in the SPA or the Guaranty and not otherwise defined herein shall have the meaning assigned thereto in the SPA or the Guaranty, as the context requires.

(b)The terms of this Agreement are subject to all of the terms and provisions of the SPA.

(c)Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

ARTICLE II

SECURITY INTEREST

Section 2.1    Grant of Security Interest.  Each Grantor hereby grants and pledges to the Collateral Agent, for the benefit of the Holders of the Notes, a continuing security interest in all of such Grantor’s right, title and interest in the following property and such Grantor’s power to transfer rights in such property, whether now owned or at any time hereafter arising or acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, or the power to transfer rights therein, and wherever located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(a)all Accounts;

(b)all cash and currency;

(c)all Chattel Paper;

(d)all Commercial Tort Claims identified on Schedule 3.7;

(e)all Deposit Accounts;

(f)all Documents;

(g)all Equipment;

(h)all Fixtures;

(i)all General Intangibles;

(j)all Instruments;

(k)all Intellectual Property;

(l)all Inventory;

(m)all Investment Property;

(n)all Letter-of-Credit Rights;

(o)all other Goods not otherwise described above;

(p)all books and records pertaining to the Collateral; and

(q)to the extent not otherwise included, all Proceeds and products of any and all of the foregoing, all Accessions to any of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing;

provided that the “Collateral” shall not include any Excluded Assets.

Section 2.2    Grantors Remain Liable.  Anything herein to the contrary notwithstanding: (a) this agreement shall not effect any modification of any Grantor’s liability to perform duties and obligations under the contracts and agreements included in the Collateral, (b) the exercise by the Collateral Agent or any Holder of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Collateral Agent nor any Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any Holder be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Collateral Agent nor any Holder shall have any liability in contract or tort for any Grantor’s acts or omissions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Investor to enter into the SPA and to purchase the Notes, each Grantor hereby represents and warrants to the Investor as follows:

Section 3.1    Authorization of Agreement; Compliance with Laws; Non Contravention.  Such Grantor has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement.

Section 3.2    Governmental Approvals.  No consent or authorization of, filing with, or other act, in respect of an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery or performance by, or enforcement against, any Grantor of this Agreement, except (a) as may be required by applicable Law affecting the offering and sale of securities generally, (b) filings with the United States Copyright Office and/or the United States Patent and Trademark Office and (c) filings under the UCC, and actions to perfect liens on Collateral in the possession of a Person other than the Collateral Agent or a Grantor.

Section 3.3    Perfected First Priority Liens.  Financing statements naming each Grantor as a debtor and the Collateral Agent, for the benefit of the Holders of the Notes, as secured party are in appropriate form for filing in the appropriate offices of the states specified on Schedule 3.5 (as such schedule shall be updated from time to time pursuant to Section 4.2) and contain an adequate descriptions of the Collateral for purposes of perfecting a security interest in such Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC.  The Security Interests granted pursuant to this Agreement constitute valid and enforceable security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Holders of the Notes, as collateral security for the Obligations.  When the aforementioned financing statements shall have been filed in the offices specified on Schedule 3.5, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor named as debtor in such financing statement in the Collateral described therein, and the power to transfer rights in such Collateral, in each case to the extent that a security interest therein may be perfected by filing pursuant to the UCC, and prior to all other Liens and rights of others therein, except for Liens permitted by the SPA.  With respect to each Deposit Account included in the Collateral, when the applicable Controlled Depositary, the Collateral Agent, for the benefit of the Holders of the Notes, and the applicable Grantor have authenticated a record providing that the applicable Controlled Depositary will comply with instructions originated by the Collateral Agent directing disposition of funds in the Deposit Account subject to such record without any further consent by the applicable Grantor (such a record, a “Deposit Account Control Agreement”), the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in such Deposit Account, and the power to transfer rights in such Deposit Account, in each case prior to all other

Liens and rights of others therein and subject to no adverse claims, except for Liens permitted by the SPA.  With respect to each Securities Account included in the Collateral, when the applicable Controlled Intermediary, the Collateral Agent, for the benefit of the Holders of the Notes, and the applicable Grantor have authenticated a record providing that the applicable Controlled Intermediary will comply with instructions originated by the Collateral Agent directing disposition of funds in the Securities Account subject to such record without any further consent by the applicable Grantor (such a record, a “Securities Account Control Agreement”), the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in such Securities Account, and the power to transfer rights in such Securities Account, in each case prior to all other Liens and rights of others therein and subject to no adverse claims, except for Liens permitted by the SPA.  When the applicable Grantor shall have delivered to the Collateral Agent, for the benefit of the Holders of the Notes, any Instruments, Tangible Chattel Paper, money or Certificated Securities (together with an Effective Endorsement and Assignment in the case of Instruments and Certificated Securities), the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in such Instruments, Tangible Chattel Paper, money or Certificated Securities, prior to all other Liens and rights of others therein and subject to no adverse claims.  Subject to the completion of the actions described in this Section 3.3, to the extent applicable, the Security Interest will constitute a perfected security interest in all right, title and interest of the applicable Grantor in the Equity Interests of the Issuers listed in Schedule 3.11 (other than Equity Interests that are Excluded Assets), prior to all other Liens and rights of others therein.

Section 3.4    Title, No Other Liens; Conduct of Business.  Except for the Security Interests, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Liens permitted pursuant to the SPA.  No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Liens permitted by the SPA.

Section 3.5    State of Organization; Location of Inventory, Equipment and Fixtures; other Information.

(a)The exact legal name of such Grantor as of the Closing Date is set forth on Schedule 3.5 (as such schedule shall be updated from time to time pursuant to Section 4.2).

(b)Such Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.5 under such Grantor’s name (as such schedule shall be updated from time to time pursuant to Section 4.2).  The taxpayer identification number and, to the extent applicable, Registered Organization number of such Grantor is set forth on Schedule 3.5 across from such Grantor’s name (as such schedule shall be updated from time to time pursuant to Section 4.2).

(c)As of the Closing Date, the mailing address, principal place of business, chief executive office and office where such Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.5 under such Grantor’s name (as such schedule shall be updated from time to time pursuant to Section 4.2).  As of the Closing Date, no Grantor has any other places of business except those separately set forth on Schedule 3.5 under such Grantor’s name.

Section 3.6    Accounts; Receivables.  None of the Grantors’ accounts receivable that constitute Collateral are evidenced by a promissory note or other Instrument (other than a check) that has not been pledged to the Collateral Agent in accordance with the terms hereof.

Section 3.7    Commercial Tort Claims.  As of the Closing Date, all Commercial Tort Claims owned by any Grantor are listed on Schedule 3.7 (as such schedule shall be updated from time to time pursuant to Section 4.3).

Section 3.8    Deposit Accounts and Securities Accounts.  As of the Closing Date, all Deposit Accounts (other than (a) Specified Deposit Accounts and (b) Deposit Accounts pledged to a third party pursuant to a Lien permitted by the SPA), Securities Accounts (other than Specified Investment Property) and lockboxes are listed on Schedule 3.8.

Section 3.9    Intellectual Property.  As of the Closing Date, all Copyright registrations, Copyright applications, issued Patents, Patent applications, Trademark registrations and Trademark applications owned by any Grantor in its own name are listed on Schedule 3.9 (as such schedule shall be updated from time to time pursuant to Section 4.7(c)).

Section 3.10    Inventory.  Any Inventory that has been produced or distributed by such Grantor has been produced in all material respects in compliance with all requirements of applicable Law.

Section 3.11    Investment Property; Partnership/LLC Interests.

(a)As of the Closing Date, all Investment Property and all Partnership/LLC Interests owned by any Grantor are listed on Schedule 3.11 (as such schedule shall be updated from time to time pursuant to Section 4.2 or Section 4.3).  Except as set forth in Schedule 3.11, no breach or default or potential breach or default has occurred and is continuing under any partnership, joint venture, or limited liability company agreement, and no approval or consent of the partners, joint venturers or members, as the case may be, of any partnership, joint venture, or limited liability company is required as a condition to the validity and enforceability of the Security Interests or the consummation of the transactions contemplated hereby which has not been duly obtained by the relevant Grantor.

(b)All Investment Property and all Partnership/LLC Interests issued by any Issuer to any Grantor and included in the Collateral (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of Equity Interests or Partnership/LLC Interests of such Issuer issued to such Grantor, other than any Investment Property or Partnership/LLC Interests constituting Excluded Assets.

(c)None of the Partnership/LLC Interests (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) are Investment Company Securities or (iii) are held in a Securities Account.  No Equity Interests owned by such Grantor that are included in the Collateral are (i) except as set forth on Schedule 3.11, Uncertificated Securities, or (ii) held in a Securities Account.

Section 3.12    Instruments.  Except as set forth on Schedule 3.12, as of the Closing Date, no Grantor holds any Instrument or is named a payee of any promissory note or other evidence of indebtedness in either case, owing by any party and having a face amount, individually or in the aggregate for all such Instruments of all Grantors, in excess of $1,500,000.

ARTICLE IV

COVENANTS

Until the Obligations (other than contingent indemnity obligations not yet due) shall have been paid in full, each Grantor covenants and agrees that:

Section 4.1    Defense of Security Interest; Further Information and Actions.

(a)Such Grantor shall promptly execute and deliver to the Collateral Agent such agreements, assignments or instruments as the Collateral Agent may reasonably request to assure to the Collateral Agent the validity of its Security Interests granted hereunder and to perfect and maintain the Security Interests granted hereunder in accordance with the UCC.

(b)Such Grantor will promptly furnish to the Collateral Agent upon the reasonable request of the Collateral Agent, from time to time, statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

Section 4.2    Changes in Locations; Changes in Name or Structure.  No Grantor will, except upon five (5) Business Days’ prior written notice to the Collateral Agent (which time period may be reduced by the Collateral Agent in its sole discretion by written notice to such Grantor) and delivery to the Collateral Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the Security Interests and (b) a written supplement to the Schedules of this Agreement:

(i)change its jurisdiction of organization or the location of its chief executive office (or the location where any Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest) from that identified on Schedule 3.5; or

(ii)change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading under the UCC.

Section 4.3    Required Notifications.  Such Grantor shall promptly (a) notify the Collateral Agent, in writing, of the acquisition or ownership by such Grantor of any (i) Commercial Tort Claim, (ii) Deposit Account (other than Specified Deposit Accounts), or (iii) Investment Property (other than Specified Investment Property) after the date hereof and (b) deliver to the Collateral Agent a written supplement to Schedules of this Agreement to the extent required to maintain the accuracy of such Schedules.

Section 4.4    Delivery Covenants.  Except to the extent constituting Excluded Assets, such Grantor will, promptly (and in any event within 15 Business Days) following the acquisition thereof, deliver to the Collateral Agent all (a) Certificated Securities (other than those Certificated Securities evidencing Specified Investment Property), (b) certificates for any Partnership/LLC Interests which by their terms expressly provide that they are Securities governed by Article 8 of the UCC and any other Partnership/LLC Interests evidenced by a certificate, (c) negotiable Documents, (d) Instruments evidencing indebtedness owing by any party and having a face amount, individually or in the aggregate for all such Instruments of all Grantors, in excess of $1,500,000, (e) Tangible Chattel Paper owned or held by such Grantor, and (f) Supporting Obligations, in each case, together with an Effective Endorsement and Assignment, as applicable, unless, in each case, such delivery has been waived in writing by the Collateral Agent; provided, however, that the Company shall not be required to deliver any Certificated Securities or other certificates evidencing its Equity Interests of HNR Energia B.V. until the date that is 45 days following the date of this Agreement.  The Collateral Agent hereby waives delivery of Certificate No. 1 (the “Benton Venezuela Certificate”), evidencing the ownership by the bearer thereof of one share of Benton Oil and Gas Company of Venezuela, Ltd. (“Benton Venezuela”) in reliance on the representation by the Company that, and the Company hereby represents that, Benton Venezuela holds assets of fair market value of less than $25,000.  The Company is unable to locate the Benton Venezuela Certificate.  The Company hereby covenants and agrees that if at any time the fair market value of the assets of Benton Venezuela exceed $25,000, the Company shall promptly cause the issuance of certificates replacing the Benton Venezuela Certificate and deliver to the Collateral Agent such replacement certificates evidencing ownership of at least that portion of the shares of Benton Venezuela that constitute Collateral.

Section 4.5    Control Covenants; Covenants as to Third Parties.

(a)Upon receipt of written request by the Collateral Agent, such Grantor shall instruct (and otherwise use its commercially reasonable efforts to cause) (i) each depositary bank holding a Deposit Account (other than Specified Deposit Accounts) owned by such Grantor to execute and deliver a Deposit Account Control Agreement and (ii) each Securities Intermediary holding any Investment Property (other than Specified Investment Property) owned by such Grantor, to execute and deliver a Securities Account Control Agreement (any such depositary bank executing and delivering any such control agreement, a “Controlled Depositary”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”).  In the event any such depositary bank or Securities Intermediary fails to execute and deliver such control agreement within sixty (60) days of such instruction, the Collateral Agent may require the funds held within the applicable Deposit Account or the applicable Investment Property to be transferred to the Collateral Agent or a Controlled Depositary or Controlled Intermediary, as applicable.

(b)Upon the request of the Collateral Agent, such Grantor will take such actions and deliver all such agreements as are reasonably requested by the Collateral Agent to provide the Collateral Agent with Control of all Letter-of-Credit Rights and Electronic Chattel Paper owned or held by such Grantor and included in the Collateral, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Collateral Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.

Section 4.6    Filing Covenants.  Pursuant to Section 9-509 of the UCC and any other applicable Law, such Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent determines appropriate to perfect the Security Interests of the Collateral Agent under this Agreement.

Section 4.7    Intellectual Property.  Whenever any Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five (5) Business Days (which time period may be extended by the Collateral Agent in its sole discretion by written notice to such Grantor) after the last day of the fiscal quarter in which such filing occurs and provide the Collateral Agent with a written supplement to Schedule 3.9 of this Agreement.  Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Security Interest of the Collateral Agent in any material Copyright, Patent or Trademark arising under the laws of the United States and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.

Section 4.8    Investment Property; Partnership/LLC Interests.

(a)Without the prior written consent of the Collateral Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer (including such Grantor, if such Grantor is an Issuer) to issue any Investment Property or Partnership/LLC Interests, except for those additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Collateral Agent, (ii) issue any certificate representing any Partnership/LLC Interests or cause any Partnership/LLC Interests to become a Security, or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof.

(b)If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent, segregated from other funds of such Grantor, and promptly deliver the same to the Collateral Agent, in accordance with the terms hereof, except to the extent any of the same would constitute Excluded Assets or, in the case of the foregiong clause (i), to the extent such Grantor and the Collateral Agent reasonably agree that the cost of delivering such Certificated Securities is excessive in relation to the value afforded thereby.

(c)If at any time any Grantor shall own or receive any Uncertificated Securities other than Excluded Assets, such Grantor shall promptly notify the Collateral Agent and cause the Issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Securities or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Securities originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be on terms reasonably satisfactory to the Collateral Agent.

Section 4.9    Further Assurances.  Upon the request of the Collateral Agent and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions (including, for the avoidance of doubt, causing such amendments to the Charter Documents of any Grantor or Issuer and the execution of such acknowledgments of pledge by any Issuer) as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, all applications, certificates, instruments, registration statements, and all other documents and papers the Collateral Agent may reasonably request and as may be required by applicable Law in any jurisdiction in connection with (x) the creation and perfection of the Security Interests or (y) the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement, and including, without limitation, in connection with any grant of a security interest in any Venezuela Claim pursuant to the following Section 4.10.  Within 45 days following the date of this agreement, the Company shall (a) cause the organizational documents of HNR Energia B.V. to be amended as may be necessary so that (i) no breach or default or potential breach or default shall be continuing thereunder as a result of the Company’s entry into this agreement and (ii) no approval or consent shall be required thereunder as a condition to the validity and enforceability of the Security Interests or the consummation of the transactions contemplated hereby and (b) shall take such actions as the Collateral Agent shall reasonably request so that the Collateral Agent shall have a perfected security interest in all right, title and interest of the Company in the Equity Interests of HNR Energia B.V. (other than Equity Interests that are Excluded Assets and), prior to all other Liens and rights of others therein.  The Company hereby, pursuant to the Charter Documents of HNR Energia B.V., in its capacity as sole shareholder of HNR Energia B.V., irrevocably (A) gives its written approval of, and (B) waives all rights of purchase, first refusal, appraisal, or other rights as shareholder under Article 9 of the Articles of Incorporation of HNR Energia B.V. in connection with, all transfers of shares of HNR Energia B.V. in accordance with this Agreement and the Documents (each, as may be amended from time to time) and the transactions contemplated hereby and thereby, including without limitation, the granting of the Security Interest in such shares and any transfer of such shares upon or in connection with any foreclosure or other exercise of remedies by the Collateral Agent or any Holder in accordance with this Agreement and the other Documents (each, as may be amended from time to time).

Section 4.10    Additional Collateral.  If the Claim Date occurs at such a time as the Stock Appreciation Date has not occurred, then the Company shall automatically be deemed to have granted to the Collateral Agent on such Claim Date a security interest in all right, title and interest of the Company in and to any Venezuela Claim, as of such Claim Date, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.  The Company shall authenticate any such further security agreement as the Collateral Agent may reasonably request in connection with a grant of security interest in any Venezuela Claim pursuant to the preceding sentence.

Section 4.11    Post-Closing Performance.  Notwithstanding anything herein to the contrary, no Default or Event of Default shall arise from the Company’s failure to deliver any item or take any action required by the foregoing Sections 4.4,  4.5, 4.7, 4.8, 4.9 and 4.10 for thirty (30) days following the date of this agreement, provided that any such performance shall be due on the first Business Day following the expiration of such thirty (30) day period.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1    General Remedies.  If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to the Collateral Agent in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC or any other applicable Law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable Law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like.  The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent.

Section 5.2    Specific Remedies.

(a)The Collateral Agent, on behalf of the Holders, hereby authorizes each Grantor to collect such Grantor’s Accounts; provided that, the Collateral Agent may curtail or terminate such authority at any time upon the occurrence and during the continuance of an Event of Default.

(b)Upon the occurrence and during the continuance of an Event of Default:

(i)the Collateral Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Collateral Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Collateral Agent) its Account Debtors and parties to the contracts subject to a Security Interest that such Accounts and the contracts have been assigned to the Collateral Agent;

(ii)upon the request of the Collateral Agent, each Grantor shall forward to the Collateral Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Collateral Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Collateral Agent;

(iii)whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Liens permitted by the SPA, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into a cash collateral account of the Collateral Agent (the “Collateral Account”) or in a Deposit Account (other than a Specified Deposit Account) at a Controlled Depositary, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account (other than a Specified Deposit Account) at a Controlled Depositary, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Collateral Agent and as property of the Collateral Agent, separate from the other funds of such Grantor, and the Collateral Agent shall have the right to transfer or direct the transfer of the balance of each Deposit Account (other than a Specified Deposit Account) to the Collateral Account.  All such Collateral and Proceeds of Collateral received by the Collateral Agent hereunder shall be held by the Collateral Agent in the Collateral Account as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.3;

(iv)the Collateral Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property, or Partnership/LLC Interests or other Proceeds paid in respect of any Investment Property, or Partnership/LLC Interests, and any or all of any Investment Property, or Partnership/LLC Interests may, at the option of the Collateral Agent, be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property, or any such Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property, or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of such Investment Property, or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of such Investment Property, or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Collateral Agent shall not be responsible for any failure to do so or delay in so doing.  In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC Interests to comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing; and

(v)the Collateral Agent shall be entitled to (but shall not be required to):  (A) proceed to perform any and all obligations of the applicable Grantor under any contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Collateral Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the SPA or applicable Law, and (C) sell, assign or otherwise transfer any contract in accordance with the SPA and applicable Law, subject, however, to the prior approval of each other party to such contract, to the extent required under such contract.

(c)Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Partnership/LLC Interests, in each case paid by the relevant Issuer, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests.

Section 5.3    Application of Proceeds.  If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply all or any part of the Collateral or any Proceeds of the Collateral in payment in whole or in part of the Obligations (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements).  Only after the payment by the Collateral Agent of any other amount required by any provision of applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC, shall the Collateral Agent account for the surplus, if any, to any Grantor, or to whomever may be lawfully entitled to receive the same (if such Person is not a Grantor).

Section 5.4    Waiver, Deficiency.  Each Grantor hereby waives, to the extent permitted by applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable Law to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

ARTICLE VI

MISCELLANEOUS

Section 6.1    Notices.  All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 8.2 of the SPA; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Company set forth in Section 8.2 of the SPA.

Section 6.2    Amendments, Waivers and Consents.  None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with the SPA.

Section 6.3    Expenses.  The Grantors, jointly and severally, shall pay all reasonable out-of-pocket expenses (including, without limitation, reasonable and documented attorneys’ fees and expenses) incurred by the Collateral Agent in connection with enforcing or preserving any rights under this Agreement.  All amounts due under this Section 6.3 shall be payable promptly after demand therefor.

Section 6.4    Governing Law; Jurisdiction; Venue; Service of Process.

(a) Governing Law; Submission to Jurisdiction.  This Agreement and all issues hereunder shall be governed by and construed in accordance with the Laws of the State of New York (excluding choice-of-law principles of the laws of such State that would permit the application of the laws of a jurisdiction other than such State).  Each Grantor agrees that any suit or proceeding in respect of this Agreement or any of the other Documents will be tried in the U.S. District Court for the Southern District of New York or in any state court located in the City and County of New York, and each Grantor agrees to submit to the jurisdiction of, and to venue in, such courts.  Nothing herein shall affect the right of the Collateral Agent or any Holder of a Security to serve process in any other manner permitted by Law or to commence legal proceedings or otherwise proceeding against any Grantor in any other jurisdiction.

(b)Appointment of the Company as Agent for the Grantors.  Each Grantor hereby irrevocably appoints and authorizes the Company to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Documents, it being understood and agreed that receipt by the Company of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.

Section 6.5    Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5.

Section 6.6    No Waiver By Course of Conduct; Cumulative Remedies.  The enumeration of the rights and remedies of the Collateral Agent set forth in this Agreement is not intended to be exhaustive and the exercise by the Collateral Agent or any Holder of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  Neither the Collateral Agent nor any Holder of Securities shall by any act (except by a written instrument pursuant to Section 6.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No delay or failure to take action on the part of the Collateral Agent or any Holder of Securities in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Default or Event of Default.  A waiver by the Collateral Agent or any Holder of Securities of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Holder would otherwise have on any future occasion.  No course of dealing between any Grantor, the Collateral Agent, any Holder of Securities, or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any other Document or to constitute a waiver of any Default or Event of Default.

Section 6.7    Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (except as otherwise provided by the SPA).

Section 6.8    Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 6.9    Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or in electronic (i.e. “pdf” or “tif”) form shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

Section 6.10    Integration.  This Agreement and the other Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, written or oral, relating to the subject matter hereof.  In the event of any conflict between the provisions of this Agreement and those of the SPA, the provisions of the SPA shall control; provided that the inclusion of supplemental rights or remedies in favor of the Collateral Agent or any Holder of Securities in any other Document shall not be deemed a conflict with this Agreement.

Section 6.11    Advice of Counsel; No Strict Construction.  Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 6.12    Releases.

(a)At such time as the Obligations (other than contingent indemnification obligations) shall have been paid in full in cash, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors.

(b)If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the SPA, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral.  In the event that all Equity Interests of any Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the SPA, then, at the request and expense of the Company, such Grantor shall be released from its obligations hereunder.

(c)The Collateral Agent shall enter into such releases of Liens on, and relinquish its Control over, Excluded Assets from time to time as a Grantor may reasonably request.

Section 6.13    All Powers Coupled With Interest.  All powers of attorney and other authorizations granted to the Collateral Agent and any Persons designated by the Collateral Agent pursuant to any provisions of this Agreement shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations (other than contingent indemnification obligations) remain unpaid or unsatisfied.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

HARVEST NATURAL RESOURCES, INC.

By:/s/ Keith L. Head

Name:Keith L. Head

Title: Vice President and General Counsel

SUBSIDIARY GUARANTORS:

HARVEST (US) HOLDINGS, INC.

By:/s/ Keith L. Head

Name:Keith L. Head

Title:  Vice President and Corporate Secretary

HARVEST NATURAL RESOURCES, INC. (UK)

By:/s/ Keith L. Head

Name:Keith L. Head

Title:      Vice President and Corporate Secretary

HARVEST OFFSHORE CHINA COMPANY

By:/s/ Keith L. Head

Name:Keith L. Head

Title:      Vice President and Corporate Secretary

[Signature Pages Continue]

Security Agreement

Signature Page

Acknowledged by the Collateral Agent

as of the day and year first written above:

CT Energy Holding SRL,

as Collateral Agent

By:  /s/ Oswaldo Cisneros

Name:Oswaldo Cisneros

Title:Authorized Person

Security Agreement

Signature Page

SCHEDULE 3.5
to
Security Agreement

Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations

Exact Legal Name of Grantor	Jurisdiction of Organization	Taxpayer ID	Registered Organization Number	Chief Executive Office(s)
Harvest Natural Resources, Inc.	Delaware	77-0196707	2172081	1177 Enclave Parkway Suite 300 Houston, TX 77077
Harvest Natural Resources, Inc. (UK)	Delaware	03-0589773	4148408	1177 Enclave Parkway Suite 300 Houston, TX 77077
Harvest (US) Holdings, Inc.	Delaware	77-0451721	2663318	1177 Enclave Parkway Suite 300 Houston, TX 77077
Harvest Offshore China Company	Colorado	84-0847015	19871430115	1177 Enclave Parkway Suite 300 Houston, TX 77077

SCHEDULE 3.7
to
Security Agreement

Commercial Tort Claims

On February 27, 2015, Harvest (US) Holdings, Inc. (“Harvest US”), a wholly owned subsidiary of Harvest, Branta, LLC and Branta Exploration & Production Company, LLC (together, “Branta,” and together with Harvest US, “Plaintiffs”) filed a complaint against Newfield Production Company (“Newfield”) in the United States District Court for the District of Colorado.  Plaintiffs previously sold oil and natural gas assets located in Utah’s Uinta Basin to Newfield pursuant to two Purchase and Sale Agreements, each dated March 21, 2011.  In the complaint, Plaintiffs allege that, prior to the sale, Newfield breached separate confidentiality agreements with Harvest US and Branta by discussing the auction of the assets with a potential bidder for the assets, which caused the potential bidder not to participate in the auction and resulted in a depressed sales price for the assets.  The complaint seeks damages and fees for breach of contract, violation of the Colorado Antitrust Act, violation of the Sherman Antitrust Act and tortious interference with a prospective business advantage.

SCHEDULE 3.8
to
Security Agreement

Deposit Accounts and Securities Accounts

Deposit Accounts:

Grantor	Financial Institution	Account Number	Address of Financial Institution	Account Purpose
Harvest Natural Resources, Inc.	JPMorgan Chase Bank	00113235957	600 Travis Houston, TX 77002	General
Harvest Natural Resources, Inc.	JPMorgan Chase Bank	622798	383 Madison Avenue, Floor 3 New York, NY 10179	Investment
Harvest Natural Resources, Inc.	JPMorgan Chase Bank	754425486	600 Travis Houston, TX 77002	Operating
Harvest Natural Resources, Inc.	JPMorgan Chase Bank	001132325932	600 Travis Houston, TX 77002	Payroll
Benton Offshore China Company	JPMorgan Chase Bank	00113236773	600 Travis Houston, TX 77002	General

Securities Accounts:  N/A

Lockboxes:  N/A

SCHEDULE 3.9
to
Security Agreement

Intellectual Property

None.

SCHEDULE 3.11
to
Security Agreement

Investment Property and Partnership/LLC Interests

Certificated Securities:

Name of Grantor	Name of Issuer	Class and Series	Par Value	Certificate Number	Percentage of Ownership Interests of such Class and Series
Harvest Natural Resources, Inc.	Harvest Natural Resources, Inc. (UK)	1,000 shares of common stock	$0.01	1	100%
Harvest Natural Resources, Inc.	Harvest (US) Holdings, Inc.	1,000 shares of common stock	$0.01	1-R	100%
Harvest (US) Holdings, Inc.	Harvest Offshore China Co.	1,000 shares of common stock	$0.01	101-R	100%
Harvest Natural Resources, Inc.	Benton Oil and Gas Company of Venezuela	1 share	$1.00	1	100%

In addition to the foregoing Equity Interests, the Company owns all of the outstanding Equity Interests of HNR Energia B.V.  The organizational documents of HNR Energia B.V. provide that the entity may issue shares.  The Company is uncertain whether any certificates evidencing ownership of HNR Energia B.V. exist or have existed, and of whether its Equity Interests in that entity constitute Securities, Certificated Securities, Uncertificated Securities or Partnership/LLC Interests.  The organizational documents of HNR Energia B.V. contain restrictions on transfer, such that the Company’s entry into this agreement may constitute a breach or default thereunder, and such that approval of one or more Persons may be required as a condition to the validity and enforceability of the Security Interests in or the consummation of the transactions contemplated hereby with respect to the Company’s Equity Interests.

Securities Accounts (including cash management accounts that are Investment Property) and Uncertificated Securities:  None.

Partnership/LLC Interests:  See above regarding HNR Energia B.V.  Otherwise, none.

SCHEDULE 3.12
to
Security Agreement

Instruments

None.